EXHIBIT (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
To Tender Outstanding Shares of Common Stock
(Including the Associated Preferred Stock Purchase Rights)
and Outstanding Shares of Series B Convertible Preferred Stock
of
Arkona, Inc.
Pursuant to the Offer to Purchase
Dated MAY 1, 2007
by
DA Acquisition Corp.
a wholly-owned subsidiary of
DealerTrack Holdings, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON TUESDAY, MAY 29, 2007, UNLESS THE OFFER IS EXTENDED. SECURITIES TENDERED PURSUANT TO THE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION DATE, BUT NOT DURING ANY SUBSEQUENT OFFERING PERIOD.

The Depositary for the Offer is:

Computershare

By Mail:	By Facsimile (for Guarantees of Delivery):	By Overnight Courier:
Computershare c/o Voluntary Corporate Actions P.O. Box 43011 Providence, RI 02940-3011	For Eligible Institutions Only: (617) 360-6810 For Confirmation Only Telephone: (781) 575-2332	Computershare c/o Voluntary Corporate Actions 250 Royall Street Canton, MA 02021

This Notice of Guaranteed Delivery, or a form substantially equivalent to this form, must be used to accept the Offer (as defined below) if certificates evidencing shares of Common Stock of Arkona, Inc., a Delaware corporation (“Arkona”) (each a “Common Share”) together with the associated preferred stock purchase rights, and shares of Series B Convertible Preferred Stock of Arkona (each a “Series B Preferred Share” and together with the Common Share, the “Arkona Shares”) are not immediately available, or if the procedure for book-entry transfer cannot be completed on a timely basis or time will not permit all required documents to reach Computershare (the “Depositary”) on or prior to the Expiration Date (as defined in the Offer to Purchase, dated May 1, 2007 (the “Offer to Purchase”)). This Notice of Guaranteed Delivery may be delivered by hand or facsimile transmission or mail to the Depositary. See the section captioned “The Tender Offer — Procedure for Tendering Shares — Guaranteed Delivery” of the Offer to Purchase.

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION TO A NUMBER OTHER THAN AS LISTED ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN “ELIGIBLE GUARANTOR INSTITUTION” UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

THE ELIGIBLE INSTITUTION THAT COMPLETES THIS FORM MUST COMMUNICATE THE GUARANTEE TO THE DEPOSITARY AND MUST DELIVER THE LETTER OF TRANSMITTAL AND CERTIFICATES FOR ARKONA SHARES TO THE DEPOSITARY WITHIN THE PERIOD SHOWN HEREIN. FAILURE TO DO SO COULD RESULT IN A FINANCIAL LOSS TO SUCH ELIGIBLE INSTITUTION.

Ladies and Gentlemen:

The undersigned hereby tenders to DealerTrack Holdings, Inc., a Delaware corporation (“DealerTrack”), and DA Acquisition Corp., a Delaware corporation and wholly owned subsidiary of DealerTrack (the “Purchaser”) , upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 1, 2007, and the related Letter of Transmittal (which together, as amended, supplemented or otherwise modified from time to time, constitute the “Offer”), receipt of which is hereby acknowledged, the number of Arkona Shares set forth below pursuant to the guaranteed delivery procedure set forth in the Offer to Purchase under the caption “The Tender Offer — Procedure for Tendering Shares — Guaranteed Delivery.”

Number of Common Shares or Series B Preferred Shares Tendered:

Certificate Numbers (if available):

If Shares will be tendered by book-entry transfer:

Name of Tendering Institution:

Account Number:

Name(s) of Record Holders:
(Please Print)

Address(es):

(Include Zip Code)

Area Code and Telephone Number:

SIGN HERE:

(Signature(s))

Date:

THE GUARANTEE BELOW MUST BE COMPLETED.

GUARANTEE
(Not to Be Used for Signature Guarantees)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by the Securities Transfer Association, Inc., or any other “eligible guarantor institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), guarantees (a) that the above named person(s) “own(s)” the Arkona Shares tendered hereby within the meaning of Rule 14e-4 under the Securities Exchange Act of 1934, (b) that such tender of Arkona Shares complies with Rule 14e-4 and (c) delivery to the Depositary of the Arkona Shares tendered hereby, in proper form of transfer, or a book-entry confirmation, together with a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile thereof) with any required signature guarantees, or an Agent’s Message (as defined in the Offer to Purchase) in the case of a book-entry delivery, and any other required documents within three Over the Counter Bulletin Board trading days of the date hereof. The eligible guarantor institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Arkona Share Certificates to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such eligible guarantor institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated: _ _

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE OF GUARANTEED DELIVERY. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.